Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Christine Jacobs and Francis J. Tarallo, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 with respect to the Theragenics Corporation 2012 Omnibus Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ M. Christine Jacobs	Chief Executive Officer and Chairman	5/22/12
M. Christine Jacobs	(Principal Executive Officer)

/s/ Francis J. Tarallo	Chief Financial Officer	5/22/12
Francis J. Tarallo	(Principal Financial and Accounting Officer)

/s/ Kathleen A. Dahlberg	Director	5/22/12
Kathleen A. Dahlberg

/s/ John V. Herndon	Director	5/22/12
John V. Herndon

/s/ C. David Moody	Director	5/22/12
C. David Moody, Jr.

/s/ Peter A.A. Saunders	Director	5/22/12
Peter A.A. Saunders